Exhibit 99.1
4747 Bethesda Avenue, Suite 1100, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com

News Release
Pebblebrook Hotel Trust Provides Update on Impact of Hurricane Helene
Bethesda, MD, September 30, 2024 – Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that several of its resorts were impacted by Hurricane Helene and that repair and remediation costs net of insurance payments are expected not to be material.

The 189-room LaPlaya Beach Resort & Club (“LaPlaya”), a luxury waterfront resort in Naples, Florida, was impacted by the storm starting on September 26, 2024. The resort, which spans three buildings on six acres, including two on the Gulf of Mexico, is undergoing a thorough damage assessment. The Company, along with the operator of LaPlaya, Noble House Hotels & Resorts, is actively working on cleanup, repairs and a comprehensive assessment.

Currently, two of the three guestroom buildings at LaPlaya, including the Gulf Tower and Bay Tower, are open and operational. BALEEN Naples, LaPlaya’s primary three-meal restaurant and waterfront dining venue, is also open and accepting guests. Additionally, LaPlaya Beach Club is open and operating normally. However, the Beach House, which contains 79 guestrooms, is currently closed for repairs, with cleanup of the ground floor already underway. Initial assessments indicate that the primary impact to the Beach House is related to water infiltration on the ground floor. At this time, the Company anticipates that repair costs will not be material and expects property and flood insurance to mitigate the financial impact. September and October are part of the normal low season for Naples and LaPlaya.

The 200-room Jekyll Island Club Resort in Georgia sustained minor damage and a temporary power outage due to the hurricane. The resort did not close and is now operating normally. Based on initial assessments, repair costs are not expected to be material.

The Company’s other resorts in southern Florida affected by Hurricane Helene are fully operational, and any necessary repair costs are not expected to be material.

“We thank our management teams and associates at each of our properties impacted by Hurricane Helene, who have done a fantastic job protecting our guests—ensuring no injuries were sustained—preparing for the storm and mitigating property damage,” noted Jon Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust. “Our thoughts are with the countless people and communities affected by this devastating storm. We will update our shareholders and stakeholders over the coming weeks as we learn more about the expected losses from property damage and potential business interruptions caused by the storm.”

About Pebblebrook Hotel Trust

Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels in the United States. The Company owns 46 hotels, totaling approximately 12,000 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. These forward-looking statements relate to the cost to repair and remediate damaged property and the anticipated effects of insurance payments. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, the results of comprehensive damage assessments and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of September 30, 2024. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contact:
Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330

For additional information or to receive press releases via email, please visit
www.pebblebrookhotels.com